SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

 WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois   1-604   36-1924025
(State or other  (Commission File  (IRS Employer
jurisdiction of  Number)   Identification
incorporation)      Number)

200 Wilmot Road, Deerfield, Illinois    60015
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (847) 940-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2008, Walgreen Co. entered into a Separation and Release Agreement with Trent E. Taylor.  Prior to January 7, 2008, Mr. Taylor was executive vice president of Walgreen Co. and president of Walgreen Health Initiatives, Inc.

Under the Agreement, Walgreen Co. will pay Mr. Taylor his regular salary until June 30, 2009 and continue to provide him with most employee benefits through such date.  Mr. Taylor will also be eligible to receive an annual bonus for the fiscal year ending August 31, 2008 and his stock options and Restricted Performance Share Program options will continue to vest through June 30, 2009.

As part of the Agreement, Mr. Taylor executed a full waiver and release of all claims related to his employment.  Mr. Taylor also agreed to restrictions on his ability to provide services to certain competitors or solicit customers, clients or patients on behalf of such competitors.

The full text of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit Number           Description

Exhibit 99.1                 Separation and Release Agreement entered into between Walgreen Co. and Trent E. Taylor, dated February 27, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: March 4, 2008	By:	/s/ William M. Rudolphsen
Senior Vice President and Chief Financial Officer (Principal Financial Officer)